                                                                   EXHIBIT 10.11

================================================================================

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              CALAMOS HOLDINGS LLC

                        EFFECTIVE AS OF NOVEMBER 2, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
                                                 ARTICLE I
                                                DEFINITIONS

SECTION 1.01. Definitions..................................................................              1

                                                 ARTICLE II
                                    FORMATION, TERM, PURPOSE AND POWERS

SECTION 2.01. Formation....................................................................              7
SECTION 2.02. Name.........................................................................              7
SECTION 2.03. Term.........................................................................              7
SECTION 2.04. Offices......................................................................              8
SECTION 2.05. Agent for Service of Process.................................................              8
SECTION 2.06. Business Purpose.............................................................              8
SECTION 2.07. Powers of the Company........................................................              8
SECTION 2.08. Maintenance of Separate Existence............................................              8
SECTION 2.09. No Personal Liability........................................................              8
SECTION 2.10. Admission of New Members.....................................................              8
SECTION 2.11. Withdrawal...................................................................              9
SECTION 2.12. Waiver of Fiduciary Duties...................................................              9

                                                ARTICLE III
                                                 MANAGEMENT

SECTION 3.01. Manager......................................................................              9
SECTION 3.02. Compensation.................................................................             10
SECTION 3.03. Reimbursements...............................................................             10
SECTION 3.04. Authority of Members.........................................................             10
SECTION 3.05. Voting Power.................................................................             10
SECTION 3.06. Action by Written Consent....................................................             11

                                                 ARTICLE IV
                                                  OFFICERS

SECTION 4.01. Officers.....................................................................             11
SECTION 4.02. Management Policies..........................................................             11

                                                 ARTICLE V
                                               DISTRIBUTIONS

SECTION 5.01. Distributions................................................................             11
SECTION 5.02. Liquidation Distribution.....................................................             12
SECTION 5.03. Withholding..................................................................             12

SECTION 5.04. Limitations on Distribution.................................................              12

                                                 ARTICLE VI
                   CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; TAX ALLOCATIONS; TAX MATTERS

SECTION 6.01. Initial Capital Contributions...............................................              13
SECTION 6.02. Additional Capital Contributions............................................              13
SECTION 6.03. Membership Units............................................................              13
SECTION 6.04. Members' Capital Accounts...................................................              13
SECTION 6.05. Allocations of Net Profits and Net Losses...................................              14
SECTION 6.06. Special Allocations.........................................................              14
SECTION 6.07. Tax Allocations.............................................................              15
SECTION 6.08. Tax Decisions...............................................................              16
SECTION 6.09. Curative Allocations........................................................              16

                                                ARTICLE VII
                                         BOOKS AND RECORDS; REPORTS

SECTION 7.01. Books and Records...........................................................              17

                                                ARTICLE VIII
                          CERTIFICATES; MEMBERSHIP UNITS; RESTRICTIONS ON TRANSFER

SECTION 8.01. Certificates................................................................              17
SECTION 8.02. Legend......................................................................              18
SECTION 8.03. Lost or Destroyed Certificates..............................................              18
SECTION 8.04. Splits, Distributions and Reclassifications.................................              18
SECTION 8.05. Incentive Plans.............................................................              19
SECTION 8.06. Registered and Private Offerings............................................              19
SECTION 8.07. Registered Members..........................................................              19
SECTION 8.08. Restrictions on Transfer....................................................              19
SECTION 8.09. Permitted Transfers.........................................................              19
SECTION 8.10. Transfers to Persons other than CFP Permitted Transferees...................              20

                                                 ARTICLE IX
                                  DISSOLUTION, LIQUIDATION AND TERMINATION

SECTION 9.01. No Dissolution..............................................................              20
SECTION 9.02. Events Causing Dissolution..................................................              20
SECTION 9.03. Distribution upon Dissolution...............................................              21
SECTION 9.04. Time for Liquidation........................................................              21
SECTION 9.05. Termination.................................................................              21
SECTION 9.06. Claims of the Members.......................................................              21

                                                 ARTICLE X
                                       LIABILITY AND INDEMNIFICATION

SECTION 10.01. Liability of Members.......................................................              22
SECTION 10.02. Indemnification by the Company.............................................              22

                                                 ARTICLE XI
                                               MISCELLANEOUS

SECTION 11.01. Severability...............................................................              23
SECTION 11.02. Notices....................................................................              23
SECTION 11.03. Cumulative Remedies........................................................              24
SECTION 11.04. Binding Effect.............................................................              24
SECTION 11.05. Interpretation.............................................................              24
SECTION 11.06. Counterparts...............................................................              24
SECTION 11.07. Further Assurances.........................................................              25
SECTION 11.08. Entire Agreement...........................................................              25
SECTION 11.09. Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL............              25
SECTION 11.10. Specific Performance.......................................................              25
SECTION 11.11. Expenses...................................................................              25
SECTION 11.12. Amendments and Waivers.....................................................              25
SECTION 11.13. No Third Party Beneficiaries...............................................              26
SECTION 11.14. Headings...................................................................              26
SECTION 11.15. Construction...............................................................              26

Schedule I Members; Membership Units; Capital Accounts

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              CALAMOS HOLDINGS LLC

            This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Calamos Holdings LLC, a Delaware limited liability company (the "Company"), is made and entered into, effective as of November 2, 2004, by and among Calamos Family Partners, Inc., a Delaware corporation (f/k/a Calamos Holdings Inc., "CFP"), John P. Calamos and Calamos Asset Management, Inc., a Delaware corporation ("CAM").

                              W I T N E S S E T H:

            WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as it may be amended from time to time (the "Act"), by the filing of a Certificate of Formation (the "Certificate of Formation") with the Office of the Secretary of State of the State of Delaware on October 6, 2004; and

            WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Limited Liability Company Agreement, dated as of October 20, 2004 entered into by CFP and John P. Calamos (the "Amended Agreement"), to reflect
(i) the addition of CAM as a Member and the sole Manager of the Company, (ii) the issuance of 3,000,000 Membership Units to CAM by the Company on the date hereof, and (iii) the transfer of 17,000,000 Membership Units from CFP to CAM on the date hereof, pursuant to the terms and conditions hereof.

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. Definitions. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

            "Act" has the meaning set forth in the recitals of this Agreement.

            "Adjusted Capital Account Deficit" means, with respect to each Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                  (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
            1.704-1(b)(2)(ii)(d)(6) of the Regulations.

            "Affiliate" means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

            "Agreement" has the meaning set forth in the preamble of this Agreement.

            "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of CAM, as filed on October 27, 2004 with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law.

            "Asset Value" means, with respect to any asset, the asset's adjusted tax basis for federal income tax purposes, except as follows: (i) the initial Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed by the contributing Member and the Manager; (ii) the Asset Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times:
      (A) the acquisition of an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for a Membership Interest in the Company, and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that an adjustment pursuant to clause (A) or (B) shall be made only if the Manager reasonably determines that such an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; (iii) the Asset Value of any Company property distributed to any Member shall be adjusted to equal its fair market value on the date of distribution, as agreed by the distributee Member and the Manager; and
      (iv) the Asset Value of each asset shall be increased (or decreased) to reflect any adjustments to the adjusted tax basis of such asset pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m). If the Asset Value of an asset has been determined or adjusted pursuant to the preceding clause (i), (ii), or (iv), such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses hereunder.

            "Bankruptcy" of a Member shall be deemed to occur for purposes of this Agreement if:

                  (i) an involuntary petition under any bankruptcy or insolvency Law or under the reorganization provisions of any such Law is filed with respect to such Member or a receiver of or for the property of such Member is appointed without acquiescence of such Member, which petition or appointment remains undischarged or unstayed for an aggregate period of ninety (90) days (whether or not consecutive); or

                  (ii) a voluntary petition under any bankruptcy or insolvency Law or under the reorganization provisions of any such Law is filed by such Member, a voluntary assignment of such Member's property for the benefit of creditors is made, or a receiver of or for the property of such Member is appointed by, or acquiesced in, by such Member.

            "Beneficial Owner" or "Beneficially Own" has the meaning given such term in Rule 13d-3 (as in effect on the date hereof) under the Exchange Act. For purposes of this Agreement, a minor for whom Membership Units or other securities are held pursuant to the Uniform Gifts to Minors Act or similar law shall be considered the Beneficial Owner of such securities.

            "Board of Directors" means the Board of Directors of CAM.

            "Business Day" means any day, except a Saturday, Sunday or other day on which commercial banking institutions in the State of New York are authorized or directed by Law or executive order to close.

            "By-laws" means the Amended and Restated By-laws of CAM.

            "Calamos Family Members" means John P. Calamos, Nick P. Calamos and John P. Calamos, Jr. and their respective Family Members.

            "CAM" has the meaning set forth in the preamble of this Agreement.

            "Capital Account" means the separate capital account maintained for each Member in accordance with Section 6.04 hereof.

            "Capital Contribution" means, with respect to any Member, the aggregate amount of money contributed to the Company and the Asset Value of any property (other than money) contributed to the Company pursuant to
      Article VI.

            "Certificate of Formation" has the meaning set forth in the recitals of this Agreement.

            "CFP" has the meaning set forth in the preamble of this Agreement.

            "CFP Permitted Transferee" means (i) any Calamos Family Member, (ii) any entity Controlled by one or more Calamos Family Members, (iii) any trustee of a trust (or such trust) for the primary benefit of (or any entity similar to a trust the beneficial interests in which shall be primarily held by) one or more Calamos Family Members, (iv) the executor or administrator of the estate of any deceased Calamos Family Member, (v) the guardian or conservator of the estate of any disabled Calamos Family Member or (vi) the trustee of the estate of any bankrupt or insolvent Calamos Family Member.

            "Class A Common Stock" means Class A common stock of CAM.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. The reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

            "Company" has the meaning set forth in the preamble of this Agreement.

            "Contingencies" has the meaning set forth in Section 9.03(b) of this Agreement.

            "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "Credit Amount" has the meaning set forth in Section 5.01(b)(ii) of this Agreement.

            "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period; provided, however, that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further that, if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the Manager.

            "Dissolution Event" has the meaning set forth in Section 9.02 of this Agreement.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Family Member" means, as applied to any individual, such individual's parents, siblings, spouse and descendants (whether natural or legally adopted) and the spouses of such descendents.

            "Final Tax Amount" has the meaning set forth in Section 5.01(b)(ii) of this Agreement.

            "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 2004, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31, or
      (iii) any portion of the period described in clause (ii) of this sentence for which the Company is required to allocate Net Profits, Net Losses and other items of Company income, gain, loss or deduction pursuant to Article VI hereof.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Incentive Plan" means the Calamos Asset Management, Inc. Incentive Compensation Plan or any other incentive plan adopted by CAM in accordance with the approval procedures set forth in the Amended and Restated Certificate of Incorporation or the By-laws.

            "Law" means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any Member, as the case may be.

            "Liquidation Agent" has the meaning set forth in Section 9.03 of this Agreement.

            "Manager" means CAM or any successor thereto.

            "Member" means, at any time, CFP, John P. Calamos and CAM if, at such a time, they own Membership Units in the Company and any Person who at such a time owns Membership Units in the Company.

            "Membership Interest" means, a Member's entire equity interest in the Company, including the Membership Units owned by such Member and any right of such Member to the return of Capital Contributions and any interest thereon.

            "Membership Unit" means the unit representing a Member's interest in the Company, including such Member's (i) ownership interest in the Company, (ii) right to share in any Net Profits, Net Losses and any distributions of the Company, and (iii) right, if any, to participate in the management of the Company or any other decision of the Members pursuant to this Agreement.

            "Net Profits" and "Net Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

                  (i) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

                  (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (iii) in the event the Asset Value of any asset of the Company is adjusted in accordance with paragraph (ii) or paragraph (iii) of the definition of "Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                  (iv) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Asset Value;

                  (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period; and

                  (vi) any items which are specially allocated pursuant to Sections 6.06 and 6.09 shall not be taken into account in computing Net Profits or Net Losses.

      The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.06 and 6.09 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

            "Officers" has the meaning set forth in Section 4.01 of this Agreement.

            "Operating Companies" has the meaning set forth in Section 2.06 of this Agreement.

            "Percentage Interest" means a Member's aggregate economic percentage interest in the Company as determined by dividing the number of Membership Units owned by such Member by the number of Membership Units then owned by all Members.

            "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

            "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Regulatory Allocations" has the meaning set forth in Section 6.09 of this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by thereunder.

            "Tax Advances" has the meaning set forth in Section 5.01(b)(i) of this Agreement.

            "Tax Amount" has the meaning set forth in Section 5.01(b)(i) of this Agreement.

            "Tax Matters Member" has the meaning set forth in Section 6.08 of this Agreement.

            "Transfer" means, in respect of any Membership Unit, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof, whether voluntarily or by operation of Law.

            "Transferee" means any Person that is a transferee of a Member's interest in the Company, or part thereof.

                                   ARTICLE II
                       FORMATION, TERM, PURPOSE AND POWERS

            SECTION 2.01. Formation. (a) The Company was formed as a limited liability company under the provisions of the Act by the filing on October 6, 2004 of the Certificate of Formation with the Secretary of State of the State of Delaware. Each of the Persons listed on Schedule I, by virtue of the execution of this Agreement, are Members of the Company. The rights and liabilities of the Members shall be as provided in the Act, except as is otherwise expressly provided herein.

            (b) Hereafter, the Manager or any officer designated by the Manager, as an authorized person of the Company within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatement thereof or corrections thereto) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware.

            SECTION 2.02. Name. The name of the Company shall be, and the business of the Company shall be conducted under the name of, Calamos Holdings LLC.

            SECTION 2.03. Term. The term of the Company shall commence on the date of the filing of the Certificate of Formation, and the term shall continue for a term shall be perpetual, subject to the provisions set forth in Article IX and applicable Law. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in the manner required by the Act.

            SECTION 2.04. Offices. The Company's principal office shall be located at 1111 E. Warrenville Road, Naperville, Illinois 60563. The Company may have other offices at such other places within or without the State of Delaware as the Manager from time to time may select.

            SECTION 2.05. Agent for Service of Process. The Company's registered agent for service of process in the State of Delaware shall be as set forth in the Certificate of Formation, as the same may be amended by the Manager from time to time.

            SECTION 2.06. Business Purpose. The principal business purpose of the Company is to act as a holding company for Calamos Partners LLC, Calamos Advisors LLC, Calamos Financial Services LLC and Calamos Property Management LLC (collectively, the "Operating Companies") and to have full management and control of the businesses of the Operating Companies, and to engage in any and all other lawful activities which may be necessary or appropriate to engage, directly or indirectly through other Persons, in the investment advisory, securities brokerage or properties management business or any related business.

            SECTION 2.07. Powers of the Company. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.06.

            SECTION 2.08. Maintenance of Separate Existence. The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Members and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person, and shall not commingle the Company's assets with those of any Affiliate of the Company or any other Person.

            SECTION 2.09. No Personal Liability. Except as provided by the Act, no Member shall be personally liable for any obligations of the Company.

            SECTION 2.10. Admission of New Members. Upon its execution of this Agreement, CAM is hereby admitted to the Company as a Member of the Company, and is issued 3,000,000 Membership Units by the Company. The Members of the Company are listed in Schedule I. Subject to the prior written consent of all Members, a new Person may be admitted from time to time as a Member; provided, however, that no Member may block the admission as a Member of any Person to whom Membership Units are transferred in connection with a merger or consolidation of CAM or the Company, or any transaction having the same effect, approved in accordance with the By-laws or any CFP Permitted Transferee. Each new Member shall execute an appropriate supplement to this Agreement pursuant to which the new

Member agrees to be bound by the terms and conditions of the Agreement, as it may be amended from time to time.

            SECTION 2.11. Withdrawal. No Member shall have the right to voluntarily withdraw as a Member of the Company other than following the transfer of all Membership Units owned by such Member, which transfer shall be in accordance with Article VIII.

            SECTION 2.12. Waiver of Fiduciary Duties. This Agreement is not intended to create or impose any fiduciary duty on any of the Members or the Manager, or their respective Affiliates. Notwithstanding anything to the contrary contained in this Agreement or otherwise applicable provision of law or equity, to the maximum extent permitted by the Act, a Member or Manager, and their respective Affiliates, shall owe no duties (including fiduciary duties) to the Company or the other Members; provided however that a Member or Manager shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing. Notwithstanding anything to the contrary contained in this Agreement or otherwise applicable provision of law or equity, to the maximum extent permitted by the Act, no Member or Manager, or their respective Affiliates, shall be liable to the Company or any other Member for breach of this Agreement or any duty (including any fiduciary duty); provided that such Member or Manager may be liable to the Company or any other Member for any act or omission that constitutes a bad faith violation of the implied covenant of good faith and fair dealing.

                                   ARTICLE III
                                   MANAGEMENT

            SECTION 3.01. Manager. (a) The business, property and affairs of the Company shall be managed under the exclusive direction of the Manager, which may from time to time by resolution delegate authority to officers or to others to act on behalf of the Company.

            (b) Without limiting the foregoing provisions of this Section 3.01, the Manager shall have the general power to manage or cause the management of the Company within the scope of the business purpose set forth in Section 2.06, including the following powers which may, subject to any limitations set forth in this Agreement, be delegated to officers of the Company:

            (i) to have developed and prepared a business plan each year which will set forth the operating goals and plans for the Company;

            (ii) to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents in the ordinary course of business on behalf of the Company;

            (iii) to employ, retain, consult with and dismiss such personnel as may be required for accomplishment of the business purpose set forth in
      Section 2.06;

            (iv) to establish and enforce limits of authority and internal controls with respect to all personnel and functions;

            (v) to engage attorneys, consultants and accountants for the Company;

            (vi) to develop or cause to be developed accounting procedures for the maintenance of the Company's books of account; and

            (vii) to do all such other acts as shall be specifically authorized in this Agreement or by the Members in writing from time to time.

            (c) Notwithstanding anything to the contrary contained in this Agreement, including Section 2.06, (i) the transactions and agreements described in and authorized, adopted, approved and ratified in the Written Consent of the Members and Manager of the Company, dated as of November 1, 2004, are hereby confirmed as authorized, adopted, approved and ratified by the Company, the Members and the Manager, (ii) such Written Consent shall continue in full force and effect notwithstanding the adoption of this Agreement and the amendment and restatement of the Amended Agreement in its entirety, and (iii) the Company, and the Manager on behalf of the Company, without any further consent or approval required of any other Person, is hereby authorized to execute, deliver and perform any agreement pursuant to which CAM shall subscribe for or purchase Membership Units of the Company in connection with its admission to the Company as a Member.

            SECTION 3.02. Compensation. The Manager shall not be entitled to compensation for services rendered to the Company in its capacity as Manager.

            SECTION 3.03. Reimbursements. Except as set forth in this Agreement or otherwise agreed upon by the Members, the Company shall reimburse the Manager for any expenses incurred by the Manager.

            SECTION 3.04. Authority of Members. Except as expressly provided herein, the Membership Units do not confer any rights upon the Members to participate in the control and management of the business of the Company described in this Agreement, which conduct, control and management shall be vested exclusively in the Manager. Except as otherwise expressly provided herein, in all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Manager shall be the decision of the Company. Except as required by Law, or expressly provided herein or by separate agreement with the Company, no Member who is not also a Manager (and acting in such capacity) shall take any part in the control or management of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Manager (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member. Notwithstanding the foregoing, the Company may employ one or more Members from time to time, and such Members, in their capacity as employees of the Company, may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Manager.

            SECTION 3.05. Voting Power. Except as otherwise specifically set forth herein, Members shall have no voting rights whatsoever.

            SECTION 3.06. Action by Written Consent. Any action required or permitted to be taken by the Members pursuant to this Agreement shall be taken if all Members whose consent is required consent thereto in writing.

                                   ARTICLE IV
                                    OFFICERS

            SECTION 4.01. Officers. The officers of the Company (the "Officers") shall at all times be identical to the then officers of CAM. Any changes in the officers of CAM, whether by election, resignation, removal, death or otherwise, shall automatically and concurrently take effect with respect to the Officers of the Company. No Officer may resign unless such Officer concurrently resigns as an officer of CAM. Any resignation by an Officer shall constitute such Officer's concurrent resignation as an officer of CAM.

            SECTION 4.02. Management Policies. The Officers and employees of the Company shall develop and implement management policies consistent with the general policies and programs established by the Manager, as approved, in accordance with the By-laws.

                                    ARTICLE V
                                  DISTRIBUTIONS

            SECTION 5.01. Distributions. (a) The Manager, in its discretion, may authorize distributions by the Company to the Members pro rata in accordance with their respective Percentage Interests.

            (b)(i) Notwithstanding the foregoing, if the Manager reasonably determines that the Net Profits of the Company for a Fiscal Year will give rise to net taxable income for the Members (after giving effect to cumulative Net Losses from prior Fiscal Years available to offset such Net Profits), the Manager shall cause the Company to distribute available cash for purposes of allowing the Members to fund their respective income tax liabilities (the "Tax Advances"). The Tax Advances payable with respect to any Fiscal Year shall be computed based upon the Manager's estimate of the net taxable income attributable to Net Profits of the Company for such Fiscal Year (after giving effect to cumulative Net Losses from prior Fiscal Years available to offset such Net Profits), multiplied by the highest combined tax rate (federal, state and local, taking into account any deductions of state or local taxes against federal tax liability) applicable to any Member or, in the case of CFP, any of its shareholders, taking into account the character of the taxable income for tax purposes (the "Tax Amount"). For purposes of computing the Tax Amount, the effect of any benefit to a Member under Section 743 of the Code, if any, will be ignored. Tax Advances shall be distributed to the Members on a pro rata basis in accordance with their respective Percentage Interests, but in no event shall the distributed amount exceed the available cash of the Company, as determined in the reasonable discretion of the Manager.

            (ii) Tax Advances shall be calculated and paid no later than one day prior to each quarterly due date for the payment of estimated taxes under the Code in the following manner: (i) for the first quarterly period, 25% of the Tax Amount, (ii) for the second quarterly period, 50% of the Tax Amount, less the prior Tax Advances for the Fiscal Year, (iii) for the third quarterly period, 75% of the Tax Amount, less the prior Tax Advances for the Fiscal year and (iv) for the fourth quarterly period, 100% of the Tax Amount, less the prior Tax Advances for the Fiscal Year. Following each Fiscal Year, and no later than one day prior to the due date for the payment by individuals or corporations, whichever is earlier, of income taxes for such Fiscal Year under the Code, the Manager shall make a final calculation of the Tax Amount for such Fiscal Year (the "Final Tax Amount"), and shall cause the Company to distribute a Tax Advance, subject to the availability of cash, to the extent that the Final Tax Amount so calculated exceeds the cumulative Tax Advances previously made by the Company in respect of such Fiscal Year. If the Final Tax Amount is less than the cumulative Tax Advances previously made by the Company in respect of the relevant Fiscal Year, then the difference (the "Credit Amount") shall be applied against, and shall reduce, the amount of Tax Advances made to the Members for subsequent Fiscal Years. Any Credit Amount applied against future Tax Advances shall be treated as an amount actually distributed pursuant to this Section 5.01(b) for purposes of the computations herein.

            (iii) Any Tax Advances made to a Member pursuant to this Section 5.01(b) shall be repaid to the Company by reducing the amount of the next succeeding distribution or distributions which would otherwise have been made to such Member pursuant to Section 5.01(a) or 9.03 hereof.

            SECTION 5.02. Liquidation Distribution. Distributions made upon liquidation of the Company shall be made as provided in Section 9.03.

            SECTION 5.03. Withholding. (a) Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Manager determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including any taxes required to be withheld by the Company pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Manager that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to such Member or (ii) the Manager determines, in its sole discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to such Member. Any withheld amounts described in clauses (i) and
(ii) of the preceding sentence shall be treated as having been distributed to such Member.

            (b) A Member shall not have the status of, and is not entitled to the remedies available to, a creditor of the Company with regard to distributions that such Member becomes entitled to receive pursuant to this Agreement and the Act.

            SECTION 5.04. Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Membership Units if such distribution would violate Section 18-607 of the Act or other applicable Law.

                                   ARTICLE VI
      CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; TAX ALLOCATIONS; TAX MATTERS

            SECTION 6.01. Initial Capital Contributions. The Members have made, on or prior to the date hereof, Capital Contributions and own the number of Membership Units as specified opposite their respective names on Schedule I.

            SECTION 6.02. Additional Capital Contributions. Except as otherwise provided herein, no Member shall be required or permitted to make additional Capital Contributions to the Company without the consent of all of the Members.

            SECTION 6.03. Membership Units. All Membership Units shall have identical rights in all respects as all other Membership Units except as otherwise specified in this Agreement. Each Member hereby agrees that its interest in the Company and in its Membership Units shall for all purposes be personal property. Schedule I to this Agreement may be updated from time to time to reflect changes in the information set forth therein accomplished in accordance with this Agreement, and any such update shall not constitute an amendment to this Agreement and shall not be subject to Section 11.12 hereof. Each Membership Unit in the Company shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

            SECTION 6.04. Members' Capital Accounts. No Member shall have any right to withdraw any portion of its Capital Account, except as otherwise provided herein. Each Member's initial Capital Account is set forth on Schedule I, which initial Capital Accounts apply the principles of Regulation Section 1.704-1(b)(2)(iv)(d) and thereafter such Capital Accounts shall be adjusted as follows:

            (a) The Capital Account of each Member shall be increased by:

            (i) The amount of any Net Profits (and any items of income or gain), allocated to such Member;

            (ii) The amount, if any, of any Company liabilities assumed by such Member or taken subject to or in connection with the distribution of property to such Member by the Company;

            (iii) The amount of any cash contributed by the Member to the Company; and

            (iv) The initial Asset Value of property contributed to the Company by such Member.

            (b)   The Capital Account of each Member shall be decreased by:

            (i)   The amount of cash distributed to such Member by the Company;

            (ii) The amount of any Net Losses (and any items of deduction or loss) allocated to such Member;

            (iii) The Asset Value of any property distributed to such Member by the Company; and

            (iv) The amount of any liabilities of such Member assumed by the Company or taken subject to or in connection with the contribution of property by such Member to the Company.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations.

            SECTION 6.05. Allocations of Net Profits and Net Losses. Subject to the special allocations set forth in Sections 6.06 and 6.09 below, Net Profits and Net Losses for each Fiscal Year shall be allocated among the Members, pro rata, in accordance with their respective Percentage Interests.

            SECTION 6.06. Special Allocations. (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article VI, if there is a net decrease in partnership minimum gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in partnership minimum gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 6.06(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

            (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article VI, if there is a net decrease in partner nonrecourse debt minimum gain attributable to a partner nonrecourse debt during any Fiscal Year, each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specifically allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Section 1.704- 2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections
1.704-

2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 6.06(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

            (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this
Section 6.06(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.06(c) were not in the Agreement.

            (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of
(i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 6.06(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article VI have been made as if Section 6.06(c) and this Section 6.06(d) were not in the Agreement.

            (e) Nonrecourse Deductions. Nonrecourse deductions for any Fiscal Year shall be allocated to the Members pro rata in accordance with their Percentage Interests.

            (f) Partner Nonrecourse Deductions. Partner nonrecourse deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss, or to the Members in the proportions in which they bear the economic risk of loss, with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

            (g) Section 754 Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of the Membership Interest of such Member, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the adjusted tax basis of the asset) or loss (if the adjustment decreases the adjusted tax basis of the asset), and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests if Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made if Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

            SECTION 6.07. Tax Allocations. (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Asset Value (computed in accordance with the definition of Asset Value).

            (b) In the event the Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Asset Value in the same manner as under Code
Section 704(c) and the Regulations thereunder.

            (c) Any elections or other decisions relating to allocations under this Section 6.07 shall be made by the Tax Matters Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.07 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account, share of Net Profit, Net Loss or distributions pursuant to any provision of this Agreement.

            SECTION 6.08. Tax Decisions. CAM shall be the initial "tax matters partner" within the meaning of Section 6231(a)(7) of the Code (the "Tax Matters Member"). The Company shall file as a partnership for federal, state and local income tax purposes, except where otherwise required by Law. All elections required or permitted to be made by the Company, and all other tax decisions and determinations relating to federal, state or local tax matters of the Company, shall be made by the Tax Matters Member, in consultation with the Company's attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Member. The Tax Matters Member shall keep the other Members reasonably informed as to any tax actions, examinations or proceedings relating to the Company and shall submit to the other Members, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Company. As soon as reasonably practicable after the end of each Fiscal Year, the Company shall send to each Member a copy of IRS Schedule K-1, and any comparable statements required by applicable state or local income tax Law, with respect to such Fiscal Year. The Company also shall provide the Members with such other information as may be reasonably requested for purposes of allowing the Members to prepare and file their own tax returns.

            SECTION 6.09. Curative Allocations. The allocations set forth in
Section 6.06 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the maximum extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.09. Accordingly, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Manager determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to this Article VI without regard to the Regulatory Allocations. In exercising its discretion under this Section 6.09, the Manager shall take into account future Regulatory Allocations under Section 6.06 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 6.06.

                                   ARTICLE VII
                           BOOKS AND RECORDS; REPORTS

            SECTION 7.01. Books and Records. At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with GAAP. Such books of account shall at all times be maintained at the principal place of business of the Company and shall, solely to the extent required under applicable Law, be open to inspection and examination at reasonable times by each Member and its duly authorized representatives. Without limiting the foregoing, the Company shall keep at its principal office the following:

            (a) a current list of the full name and the last known street address of each Member;

            (b) a copy of the Certificate of Formation and this Agreement and all amendments thereto;

            (c) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years;

            (d) copies of any financial statements, if any, of the Company for the six most recent Fiscal Years; and

            (e) such other documents with respect to the Company's business as may reasonably be required from time to time by the Manager.

                                  ARTICLE VIII
            CERTIFICATES; MEMBERSHIP UNITS; RESTRICTIONS ON TRANSFER

            SECTION 8.01. Certificates. Membership Units shall be represented by a certificate or certificates, setting forth upon the face thereof that the Company is a limited liability company formed under the laws of the State of Delaware, the name of the Member to which it is issued and the number of Membership Units which such certificate represents. Such certificates shall be entered in the books of the Company as they are issued, and shall be signed by the Chairman or the Chief Executive Officer of the Company and may be sealed with the Company's seal or a facsimile thereof. Upon any Transfer permitted under this Agreement, the transferring Member shall surrender to the Company the certificates representing the Membership Units transferred for cancellation and the Company shall issue to the transferee certificates representing the number of Membership Units transferred and shall issue to the transferring Member certificates representing the remaining Membership Units held by such transferring Member after taking into account such Transfer and represented by such cancelled certificates. Each certificate issued by the Company representing Membership Units shall contain the language in the last sentence of Section 6.03.

            SECTION 8.02. Legend. The Company shall affix to each certificate issued by the Company on or after the date hereof evidencing Membership Units issued to Members a legend in substantially the following form:

            "THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

            THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF NOVEMBER 2, 2004, AS IT MAY BE AMENDED FROM TIME TO TIME, AND A STOCKHOLDERS' AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF EACH OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. NO REGISTRATION OF TRANSFER OF THESE MEMBERSHIP UNITS WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

            SECTION 8.03. Lost or Destroyed Certificates. The Company may issue a new certificate for Membership Units in place of any certificate or certificates theretofore issued by it, alleged to have been lost or destroyed, upon the making of an affidavit of that fact, and providing an indemnity in form and substance reasonably satisfactory to the Manager, by the Person claiming the certificate to be lost or destroyed.

            SECTION 8.04. Splits, Distributions and Reclassifications. The Company shall not in any manner subdivide (by any unit split, unit distribution, reclassification, recapitalization or otherwise) or combine (by reverse unit split, reclassification, recapitalization or otherwise) the outstanding Membership Units unless an identical event is occurring with respect to the Class A Common Stock, in which event the Membership Units shall be subdivided or combined concurrently with and in the same manner as the Class A Common Stock.

            SECTION 8.05. Incentive Plans. At any time CAM issues a share of Class A Common Stock pursuant to an Incentive Plan (whether pursuant to the exercise of a stock option or the grant of a restricted share award or otherwise), the following shall occur, notwithstanding anything to the contrary contained herein: (i) CAM shall be deemed to contribute to the capital of the Company an amount of cash equal to the current per share market price of a share of Class A Common Stock on the date such share is issued (or, if earlier, the date the related option is exercised); (ii) the Company shall be deemed to purchase from CAM a share of Class A Common Stock for an amount of cash equal to the amount of cash deemed contributed by CAM to the Company in clause (i) above (and such share is deemed delivered to its owner under the Incentive Plan);
(iii) the net proceeds (including the amount of any payments made on a loan with respect to a stock purchase award) received by CAM with respect to such share, if any, shall be concurrently transferred to the Company (and such net proceeds so transferred shall not constitute a Capital Contribution); and (iv) the Company shall issue to CAM one (1) Membership Unit registered in the name of CAM. The Company shall retain any net proceeds that are paid directly to the Company.

            SECTION 8.06. Registered and Private Offerings. Notwithstanding anything to the contrary contained herein, at any time CAM issues a share of Class A Common Stock pursuant to a primary public offering registered under the Securities Act of 1933, as amended, or in a private placement, the net proceeds received by CAM with respect to such share, if any, shall be concurrently transferred to the Company and the Company shall issue to CAM one (1) Membership Unit registered in the name of CAM.

            SECTION 8.07. Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of the Membership Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Membership Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

            SECTION 8.08. Restrictions on Transfer. Any Transfer of Beneficial Ownership of any Membership Unit by CFP or any CFP Permitted Transferee shall be subject to Sections 8.09 and 8.10.

            SECTION 8.09. Permitted Transfers. Notwithstanding anything in this Agreement to the contrary, each of CFP and any CFP Permitted Transferee may Transfer record or Beneficial Ownership of some or all of the Membership Units Beneficially Owned by it (and any rights it may have under this Agreement):

            (a) to a CFP Permitted Transferee;

            (b) to CAM in exchange for Class A Common Stock in accordance with the Amended and Restated Certificate of Incorporation; or

            (c) in the case of a CFP Permitted Transferee that is a trustee or other fiduciary, pursuant to applicable Law or the terms of the trust agreement governing the applicable trust;

provided, however, that the Manager is reasonably satisfied that the Transfer will not cause the Company to qualify as a "publicly traded partnership," as that term is defined in Section 7704 of the Code; and, provided, further, that neither CFP nor any CFP Permitted Transferee shall be prohibited from Transferring some or all of the Membership Units held by it (and any rights it may have under this Agreement) in connection with any merger or consolidation of CAM or the Company, or any transaction having the same effect, that is approved in accordance with the By-Laws.

            SECTION 8.10. Transfers to Persons other than CFP Permitted Transferees. In the event that Beneficial Ownership of Membership Units is Transferred to any Person that is not a CFP Permitted Transferee (other than to CAM in exchange for Class A Common Stock in accordance with the Amended and Restated Certificate of Incorporation), until such time, if any, that such Membership Units become Beneficially Owned by a CFP Permitted Transferee, (a) the record holder of such Transferred Membership Units shall cease to exercise any rights or powers of a Member (other than as a third party beneficiary with respect to Section 8.04) and (b) such Transferred Membership Units shall not be deemed held by the record holder thereof (and such Membership Units shall not be taken into account) for purposes of determining the number of votes to which such holder is entitled pursuant to the Amended and Restated Certificate of Incorporation or By-laws; provided that such record holder shall continue to be entitled to share in all profits and losses (including Net Profits and Net Losses), to receive such distribution or distributions, and to receive such allocation of income, gain, loss, deduction or credit or similar item to which the record holder of such Membership Units was entitled prior to such Transfer; provided, further, that nothing in this Section 8.10 shall be deemed to limit any rights that such record holder of Membership Units may have under the Amended and Restated Certificate of Incorporation (other than Section 3(a) of the Amended and Restated Certificate of Incorporation) or By-laws.

                                   ARTICLE IX
                    DISSOLUTION, LIQUIDATION AND TERMINATION

            SECTION 9.01. No Dissolution. The Company shall not be dissolved by the admission of additional Members in accordance with the terms of this Agreement.

            SECTION 9.02. Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a "Dissolution Event"):

            (a) the written consent of all Members;

            (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

            (c) any event which makes it unlawful for the business of the Company to be carried on by the Members;

            (d) any other event not inconsistent with any provision hereof causing a dissolution of a limited liability company under the Act; or

            (e) the Bankruptcy of any Member; provided, however, that upon any such event, the Company shall be deemed dissolved, but such dissolution shall not cause the termination of the Company, it being understood and agreed that, upon any such dissolution, the remaining Members may elect to continue to carry on the Company business pursuant to, and subject to, all of the terms and provisions of this Agreement.

            SECTION 9.03. Distribution upon Dissolution. Upon dissolution, the Company shall continue until the winding up of the affairs of the Company is completed. Upon the dissolution of the Company, the Manager, or any other Person designated by the Manager (the "Liquidation Agent"), shall take full account of the assets and liabilities of the Company and shall, unless the Members agree otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in the following order:

            (a) First, to the payment of debts and liabilities of the Company (including payment of all indebtedness to Members and/or their Affiliates, to the extent permitted by Law), including the expenses of liquidation;

            (b) Second, to the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company ("Contingencies"). Such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this
      Section 9.03; and

            (c) The balance, if any, to the holders of Membership Units, pro rata, in accordance with their positive Capital Account balances (as determined after giving effect to all allocations set forth in Article
      VI).

            SECTION 9.04. Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

            SECTION 9.05. Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Membership Units in the manner provided for in this Article IX, and the Certificate of Formation shall have been cancelled in the manner required by the Act.

            SECTION 9.06. Claims of the Members. The Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such Member's Capital Account shall have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance upon dissolution or termination of the Company or otherwise.

                                    ARTICLE X
                          LIABILITY AND INDEMNIFICATION

            SECTION 10.01. Liability of Members. Except as otherwise provided under the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and neither any Member nor the Manager shall be obligated or liable for any such debt, obligation or liability of the Company. Except as otherwise provided by the laws of the State of Delaware, the debts, obligations and liabilities of any Member, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liability of such Member and neither any other Member, the Manager (in its capacity as such) nor the Company shall be obligated or liable for any such debt, obligation or liability of such Member.

            SECTION 10.02. Indemnification by the Company. (a) The Company shall indemnify, defend and hold harmless any Member, the Manager or other Person (and any of their respective officers, directors, managers, employees and agents), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he, she or it is or was a Member, the Manager, or an officer, director, manager, employee or agent of the Company, the Manager or any Member, or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such claim, action, suit or proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal sanction or proceeding, had no reasonable cause to believe that his, her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he, she or it reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.

            (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any Member, the Manager, or any officer, director, manager, employee or agent of the Company, the Manager or any Member to repay such amount if it shall be ultimately determined by a court of competent jurisdiction from which no further appeal may be taken or the time for appeal has lapsed that such Person is not entitled to be indemnified by the Company pursuant to the terms and conditions of this Section 10.02.

            (c) The Company shall maintain insurance on behalf of any Person who is or was a Member, the Manager, or an officer, director, employee or agent of the Company, the Manager or any Member, or is or was serving at the request of the Company as an officer, director, manager, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not the Company would have the power to indemnify such Person against such liability under this
Section 10.02.

            (d) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.02 shall continue as to a Person who has ceased to be a Member, the Manager, or any officer, director, manager, employee or agent of the Company, the Manager or any Member, and shall inure to the benefit of the heirs, executors, administrators and other legal successors of such Person.

            (e) The indemnification provided by this Section 10.02 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, determination of Members or otherwise.

            (f) Any indemnification hereunder shall be satisfied only out of the assets of the Company (including insurance and any agreements pursuant to which the Company and indemnified Persons are entitled to indemnification), and the Members shall not, in such capacity, be subject to personal liability by reason of these indemnification provisions.

            (g) No Person shall be denied indemnification in whole or in part under this Section 10.02 because such Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

            SECTION 11.01. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specification notice given in accordance with this Section 11.02:

            (a) If to the Company, to:

                    Calamos Holdings LLC
                    1111 E. Warrenville Road
                    Naperville, Illinois 60563
                    Attention: James S. Hamman, Jr.
                    Fax: (630) 245-7511

            (b) If to John P. Calamos, to:

                    John P. Calamos
                    1111 E. Warrenville Road
                    Naperville, Illinois 60563
                    Fax: (630) 245-7511

            (c) If to CFP, to:

                    Calamos Family Partners, Inc.
                    1111 E. Warrenville Road
                    Naperville, Illinois 60563
                    Attention: John P. Calamos, Sr.
                    Fax: (630) 245-7511

            (d) If to CAM, to:

                    Calamos Asset Management, Inc.
                    1111 E. Warrenville Road
                    Naperville, Illinois 60563
                    Attention: James S. Hamman, Jr.
                    Fax: (630) 245-7511

            SECTION 11.03. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

            SECTION 11.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

            SECTION 11.05. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

            SECTION 11.06. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.06.

            SECTION 11.07. Further Assurances. Each party shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

            SECTION 11.08. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            SECTION 11.09. Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

            (b) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined in any Delaware State or federal court sitting in the State of Delaware, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum.

            (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

            SECTION 11.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

            SECTION 11.11. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            SECTION 11.12. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the all of the Members, or in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided however, that Schedule I to this Agreement shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member and the adjustment of the Membership Units resulting from any Transfer or other disposition of a Membership Unit, in each case that is made in accordance with the provisions hereof.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

            SECTION 11.13. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and except as provided in Section 8.10 nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, any obligation of the Members to make Capital Contributions to the Company under this Agreement is an agreement only between the Members and no other person or entity, including the Company, shall have any rights to enforce such obligations.

            SECTION 11.14. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

            SECTION 11.15. Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive the benefit of any rule of Law or any legal decision which would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.

            IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

                                      CALAMOS FAMILY PARTNERS, INC.

                                      By: /s/ Nick P. Calamos
                                          -----------------------------
                                          Name: Nick P. Calamos
                                          Title: Senior Executive Vice President

                                      /s/ John P. Calamos
                                      ---------------------------------
                                      John P. Calamos

                                      CALAMOS ASSET MANAGEMENT, INC.

                                      By: /s/ James S. Hamman, Jr.
                                          -----------------------------
                                          Name: James S. Hamman Jr.
                                          Title: Executive Vice President

                                   SCHEDULE I

                   MEMBERS; MEMBERSHIP UNITS; CAPITAL ACCOUNTS

                            (As of November 8, 2004)

            Member                              Membership Units                     Capital Account
            ------                              ----------------                     ---------------
Calamos Asset Management, Inc.                     23,000,000                         $  383,042,000

Calamos Family Partners, Inc.                      79,800,000                         $1,328,989,200

John P. Calamos                                       200,000                         $    3,330,800